Filed Pursuant to Rule 424(b)(3)

Registration No. 333-260976

Registration No. 333-264085

Prospectus Supplement No. 3

(to Prospectus dated April 5, 2023)

Prospectus Supplement No. 3

(to Prospectus dated April 5, 2023)

WeWork Inc.

760,765,488 Shares of Class A Common Stock

7,773,333 Warrants to Purchase Class A Common Stock

This prospectus supplement is a supplement to the prospectus dated April 5, 2023, which forms a part of our Registration Statement on Form S-1 (File No. 333-260976) (as supplemented to date, the “First Prospectus”), and the prospectus dated April 5, 2023, which forms a part of our Registration Statement on Form S-1 (File No. 333-264085) (as supplemented to date, the “Second Prospectus” and, together with the First Prospectus, the “Prospectuses”). This prospectus supplement is not a new registration of securities but is being filed solely to update and supplement the information in the Prospectuses with the information contained in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 16, 2023 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

This prospectus supplement updates and supplements the information in the Prospectuses and is not complete without, and may not be delivered or utilized except in combination with, the Prospectuses, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectuses and if there is any inconsistency between the information in the Prospectuses and this prospectus supplement, you should rely on the information in this prospectus supplement. The First Prospectus, together with this prospectus supplement, relate to (1) the issuance by us of up to 117,438,299 shares of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), including the shares that may be issued upon exercise of warrants to purchase Class A Common Stock at an exercise price of $11.50 per share of Class A Common Stock, consisting of the public warrants and the private placement warrants (each as defined in the First Prospectus); and (2) the offer and sale, from time to time, by the selling securityholders identified in the First Prospectus or their permitted transferees, of up to 642,774,807 shares of Class A Common Stock (including shares underlying warrants). The Second Prospectus, together with this prospectus supplement, relate to the offer and sale, from time to time, by the selling securityholders identified in the Second Prospectus or their permitted transferees, of up to 552,382 shares of Class A Common Stock (including shares underlying warrants) and up to 7,773,333 private placement warrants.

Our Class A Common Stock and warrants are traded on the New York Stock Exchange (“NYSE”) under the symbols “WE” and “WE WS,” respectively. On April 14, 2023, the closing price of our Class A common stock was $0.50 per share. On April 13, 2023, the closing price of our warrants was $0.08 per share.

Investing in our securities involves risks. See “Risk Factors” in the Prospectuses and in any applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if the Prospectuses or this prospectus supplement are truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is

April 17, 2023.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2023

WEWORK INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39419	85-1144904
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Rockefeller Plaza, 10th Floor New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(646) 389-3922

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	WE	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock	WE WS	The New York Stock Exchange
Class A Common Stock Purchase Rights	—	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the previously announced Consent Solicitations (as defined below), as of 5:00 p.m., New York City time, on April 14, 2023 (the “Early Exchange Time”), WeWork Companies LLC (the “Issuer”) and WW Co-Obligor Inc. (the “Co-Obligor” and together with the Issuer, the “Issuers”), each a subsidiary of WeWork Inc. (the “Company”), received the requisite number of consents from holders of the Issuers’ 7.875% Senior Notes due 2025 (the “Old 7.875% Notes”) and the Issuers’ 5.00% Senior Notes due 2025, Series II (the “Old 5.00% Notes” and, together with the Old 7.875% Notes, the “Old Notes”), to adopt certain proposed amendments (the “Proposed Amendments”) to the Senior Notes Indenture, dated as of April 30, 2018, governing the Old 7.875% Notes (the “2018 Indenture”), and the Amended and Restated Senior Notes Indenture, dated as of December 16, 2021, governing the Old 5.00% Notes (the “2021 Indenture” and together with the 2018 Indenture, the “Old Notes Indentures”), to eliminate substantially all of the restrictive covenants contained in the Old Notes Indentures and the Old Notes, eliminate certain events of default, modify covenants regarding mergers and consolidations and modify or eliminate certain other provisions, including certain provisions relating to future guarantors and defeasance, in each case upon the terms and subject to the conditions set forth in the Offering Memorandum (as defined below). In addition, on April 14, 2023, the Issuers received written consent from the holder of the Issuers’ 5.00% Senior Notes due 2025, Series I, to adopt the Proposed Amendments with respect to such series of notes.

On April 16, 2023, the Issuers entered into the Fourteenth Supplemental Indenture to the 2018 Indenture (the “Fourteenth Supplemental Indenture”) and the Fourth Supplemental Indenture to the 2021 Indenture (the “Fourth Supplemental Indenture” and, together with the Fourteenth Supplemental Indenture, the “Supplemental Indentures”) with the applicable trustee and the guarantors party thereto, to reflect the Proposed Amendments. The Proposed Amendments will become operative only upon the consummation of the Exchange Offers on the applicable settlement date.

The foregoing summary of the Supplemental Indentures does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Supplemental Indentures, each of which is filed as Exhibit 4.1 and Exhibit 4.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events.

On April 17, 2023, the Company announced the early tender results of the previously announced separate offers to exchange (each an “Exchange Offer” and, together, the “Exchange Offers”) by the Issuers any and all of the Old Notes for a combination of certain securities as set forth in, and subject to the terms and conditions of, the offering memorandum and consent solicitation statement dated as of April 3, 2023 (as supplemented or otherwise modified from time to time, the “Offering Memorandum”).

As of the Early Exchange Time, the Issuers received from eligible holders valid and unrevoked tenders and related consents, as reported by Epiq Corporate Restructuring, LLC, the exchange agent, representing 85.7% of the aggregate principal amount of Old Notes outstanding, as follows: (i) $505.6 million with respect to the Old 7.875% Notes, representing 75.6% of the aggregate principal amount thereof outstanding, and (ii) $539.2 million with respect to the Old 5.00% Notes, representing 98.0% of the aggregate principal amount thereof outstanding.

In addition, as disclosed above, as of the Early Exchange Time, the Issuers received the requisite number of consents in the concurrent consent solicitations (the “Consent Solicitations”) from holders of Old Notes to adopt the Proposed Amendments.

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Further, the Issuers are changing the Late Exchange Consideration (as defined in the Offering Memorandum) available to eligible holders who validly tender (and do not validly withdraw) Old Notes after the Early Exchange Time and before the Expiration Time (as defined in the Offering Memorandum). The Late Exchange Consideration will now be the same as the Early Exchange Consideration (as defined in the Offering Memorandum), such that eligible holders who validly tender their Old Notes after the Early Exchange Time and prior to the Expiration Time will receive the same consideration as eligible holders who validly tendered (and have not validly withdrawn) Old Notes prior to the Early Exchange Time, as further set forth in the Offering Memorandum.

As of 5:00 p.m., New York City time, on April 14, 2023, the right to withdraw tenders of Old Notes and related consents expired. Accordingly, Old Notes tendered for exchange may not be validly withdrawn and consents may no longer be revoked, unless required by applicable law, or the Issuers determine in the future in their sole discretion to permit withdrawal and revocation rights.

A copy of the press release announcing the early tender results of the Exchange Offers and Consent Solicitations is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Fourteenth Supplemental Indenture, dated as of April 16, 2023, by and among WeWork Companies LLC, WW Co-Obligor Inc., the guarantors party thereto, and U.S. Bank Trust, National Association.

4.2	Fourth Supplemental Indenture, dated as of April 16, 2023, by and among WeWork Companies LLC, WW Co-Obligor Inc., the guarantors party thereto, and U.S. Bank Trust, National Association.

99.1	Press release announcing the early tender results of the Exchange Offers and Consent Solicitations, dated as of April 17, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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No Offer or Solicitation

This Current Report is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote, consent or approval in any jurisdiction in connection with the issuance of the New First Lien Notes, the Exchange Offers, the Consent Solicitations or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this communication is not an offer of securities for sale into the United States. No offer of securities shall be made in the United States absent registration under the Securities Act or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

Cautionary Note Regarding Forward-Looking Statements

Certain statements made herein may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including any statements regarding the consummation of the Exchange Offers, Consent Solicitations and other related transactions. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “pipeline,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Although WeWork believes the expectations reflected in any forward-looking statement are based on reasonable assumptions, it can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors.

Such factors include, but are not limited to, WeWork’s ability to complete the Exchange Offers, Consent Solicitations and other related transactions on the terms contemplated or at all; WeWork’s ability to satisfy the required conditions for the consummation of the Exchange Offers, Consent Solicitations and other related transactions; WeWork’s ability to otherwise refinance, extend, restructure or repay outstanding debt; its outstanding indebtedness; its current and projected liquidity needs to operate its business and execute its strategy, and related use of cash; its ability to raise capital through equity issuances, asset sales or the incurrence of debt; WeWork’s expectations regarding its ability to continue as a going concern; retail and credit market conditions; higher cost of capital and borrowing costs; impairments; changes in general economic conditions, including as a result of the COVID-19 pandemic, the conflict in Ukraine and disruptions in the banking sector, and the impact of such conditions on WeWork and its customers; WeWork’s expectations regarding its exits of underperforming locations, including the timing of any such exits and ability to retain its members; delays in customers and prospective customers returning to the office and taking occupancy, or changes in the preferences of customers and prospective customers with respect to remote or hybrid working, as a result of the COVID-19 pandemic leading to a parallel delay, or potentially permanent change, in receiving the corresponding revenue; the impact of foreign exchange rates on WeWork’s financial performance; and WeWork’s inability to implement its business plan or meet or exceed its financial projections.

Forward-looking statements speak only as of the date they are made. WeWork discusses these and other risks and uncertainties in its annual and quarterly periodic reports and other documents filed with the SEC. WeWork undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by law.

4

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WEWORK INC.

Date: April 17, 2023	By:	/s/ Andre Fernandez
	Name:	Andre Fernandez
	Title:	Chief Financial Officer

5

Exhibit 4.1

FOURTEENTH SUPPLEMENTAL INDENTURE

This Fourteenth Supplemental Indenture (this “Supplemental Indenture”), dated as of April 16, 2023, has been entered into by and among WeWork Companies LLC, a Delaware limited liability company (the “Company”), WW Co-Obligor Inc., a Delaware corporation (“Co-Obligor” and, together with the Company, the “Issuers”), the guarantors party hereto (the “Guarantors”) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers, the Guarantors and the Trustee are party to that certain Senior Notes Indenture, dated as of April 30, 2018 (as supplemented or otherwise modified prior to the date hereof, the “Indenture”), governing the Issuers’ 7.875% Senior Notes due 2025 (the “Notes”);

WHEREAS, Section 9.02 of the Indenture provides that the Issuers, the Guarantors and the Trustee may amend or supplement the Indenture, the Notes and the Note Guarantees, with the consent of the Holders of a majority in principal amount of the Notes then outstanding (the “Requisite Consents”);

WHEREAS, the Issuers and the Guarantors desire to amend certain provisions of the Indenture, as set forth in Section 2 of this Supplemental Indenture (the “Proposed Amendments”);

WHEREAS, the Issuers have received and delivered to the Trustee the Requisite Consents to the Proposed Amendments as evidenced by a report from Epiq Corporate Restructuring, LLC certifying to the receipt of the consents of holders of at least a majority in aggregate principal amount of the Notes outstanding attached to an Officer’s Certificate delivered to the Trustee in connection with the execution of this Supplemental Indenture;

WHEREAS, this Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Issuers and the Guarantors; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make this Supplemental Indenture valid and binding have been complied with or have been done or performed.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.    Amendments. Effective on and after the Exchange Consummation Date (as defined in Section 4 hereof):

(a)    Each of the following sections of the Indenture and all references thereto in the Indenture are deleted in their entirety and in the case of each such section, insert in lieu thereof the phrase “[Intentionally Omitted]”:

•	Section 4.02 (Maintenance of Office or Agency);

•	Section 4.04 (Stay, Extension and Usury Laws);

•	Section 4.06 (Reports and Other Information);

•	Section 4.07 (Compliance Certificate);

•	Section 4.08 (Limitation on Restricted Payments);

•	Section 4.09 (Limitation on Indebtedness);

•	Section 4.10 (Limitation on Liens);

•	Section 4.11 (Future Guarantors);

•	Section 4.12 (Limitation on Restrictions on Distribution from Restricted Subsidiaries);

•	Section 4.13 (Designation of Restricted and Unrestricted Subsidiaries);

•	Section 4.14 (Transactions with Affiliates);

•	Section 4.15 (Offer to Repurchase Upon Change of Control);

•	Section 4.16 (Asset Dispositions);

•	Section 4.17 (Effectiveness of Covenants);

•	Clauses (a)(3), (a)(4), (c) and (e) of Section 5.01 (Merger, Consolidation or Sale of All or Substantially All Assets);

•	Clauses (a)(3), (a)(4), (a)(5), (a)(6), (a)(7), (a)(8), (a)(9) and (b) of Section 6.01 (Events of Default);

•	Clauses (a)(2), (a)(3), (a)(4), (a)(5), (a)(6) and (a)(7) of Section 8.04 (Conditions to Legal or Covenant Defeasance).

(b)    Any of the terms or provisions present in the Notes that relate to any of the provisions of the Indenture as amended by this Supplemental Indenture shall also be amended, mutatis mutandis, so as to be consistent with the amendments made by this Supplemental Indenture.

(c)    The Indenture is hereby amended by deleting any definitions from the Indenture with respect to which references would be eliminated as a result of the amendments to the Indenture pursuant to clause (a) above.

(d)    The Indenture and the Notes are hereby amended by deleting all references in the Indenture and the Notes to those sections and subsections that are deleted as a result of the amendments made by this Supplemental Indenture.

(e)    None of the Issuers, the Guarantors, the Trustee or other parties to or beneficiaries of the Indenture shall have any rights, obligations or liabilities under such sections or clauses deleted pursuant to clause (a) above and such sections or clauses shall not be considered in determining whether a Default or Event of Default has occurred or whether the Issuers, the Guarantors or the Trustee have observed, performed or complied with the provisions of the Indenture.

2

3.    Effect of Supplemental Indenture. Except as amended hereby, all of the terms of the Indenture shall remain and continue in full force and effect and are hereby confirmed in all respects. From and after the date of this Supplemental Indenture, all references to the Indenture (whether in the Indenture or in any other agreements, documents or instruments) shall be deemed to be references to the Indenture as amended and supplemented by this Supplemental Indenture. The parties hereto agree and acknowledge that the rights, protections and indemnities afforded the Trustee in the Indenture shall apply to the execution hereof and any action (or inaction) in connection herewith.

4.    Effectiveness. Upon the execution and delivery of this Supplemental Indenture by the Issuers, the Guarantors and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby; provided, that, for the avoidance of doubt, the amendments to the Indenture set forth in Section 2 of this Supplemental Indenture shall not become operative until the Exchange Consummation Date. For purposes hereof, “Exchange Consummation Date” means the date that the Exchange Offers, as defined in that certain confidential offering memorandum and consent solicitation statement, dated as of April 3, 2023 (as amended or otherwise modified from time to time), have been consummated (as to which the Trustee is entitled to conclusively rely on based on an Officer’s Certificate delivered by the Company to the Trustee).

5.    Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6.    Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

7.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

8.    Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

[Signature pages follow]

3

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

WEWORK COMPANIES LLC

By:	/s/ Andre Fernandez

Name:	Andre Fernandez

Title:	Chief Financial Officer

WW CO-OBLIGOR INC.

By:	/s/ Andre Fernandez

Name:	Andre Fernandez

Title:	Chief Financial Officer

[Signature Page to Fourteenth Supplemental Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ James W. Hall

Name:	James W. Hall

Title:	Vice President

[Signature Page to Fourteenth Supplemental Indenture]

GUARANTORS:

1 BEACON STREET TENANT LLC

1 BELVEDERE DRIVE TENANT LLC

1 GLENWOOD AVE TENANT LLC

1 LINCOLN STREET TENANT LLC

1 MILK STREET TENANT LLC

1 POST STREET TENANT LLC

1 SOUTH DEARBORN STREET TENANT LLC

1 UNION SQUARE WEST HQ LLC

10 EAST 38TH STREET TENANT LLC

10 EAST 40TH STREET HQ LLC

100 BAYVIEW CIRCLE TENANT LLC

100 BROADWAY TENANT LLC

100 S STATE STREET TENANT LLC

100 SUMMER STREET TENANT LLC

10000 WASHINGTON BOULEVARD TENANT LLC

1001 WOODWARD AVE TENANT LLC

1003 EAST 4TH PLACE TENANT LLC

101 EAST WASHINGTON STREET TENANT LLC

101 MARIETTA STREET NORTHWEST TENANT LLC

101 NORTH 1ST AVENUE TENANT LLC

10250 CONSTELLATION TENANT LLC

1031 SOUTH BROADWAY TENANT LLC

10585 SANTA MONICA BOULEVARD TENANT LLC

10845 GRIFFITH PEAK DRIVE TENANT LLC

10885 NE 4TH STREET TENANT LLC

109 S 5TH STREET TENANT LLC

10900 STONELAKE BOULEVARD TENANT LLC

1099 STEWART STREET TENANT LLC

11 PARK PL TENANT LLC

110TH AVENUE NORTHEAST TENANT LLC

110 CORCORAN STREET TENANT LLC

110 WALL MANAGER LLC

1100 15TH STREET NW TENANT LLC

1100 LUDLOW STREET TENANT LLC

1100 MAIN STREET TENANT LLC

1111 BROADWAY TENANT LLC

1111 WEST 6TH STREET TENANT LLC

1114 W FULTON MARKET Q LLC

By:	/s/ Andre Fernandez

Name:	Andre Fernandez

Title:	Chief Financial Officer & Treasurer

[Signature Page to Fourteenth Supplemental Indenture]

1115 BROADWAY Q LLC

1115 HOWELL MILL ROAD TENANT LLC

1115 W FULTON MARKET Q LLC

115 BROADWAY TENANT LLC

115 EAST 23RD STREET TENANT LLC

1150 SOUTH OLIVE STREET TENANT LLC

1155 PERIMETER CENTER WEST TENANT LLC

1155 WEST FULTON STREET TENANT LLC

1156 6TH AVENUE TENANT LLC

117 NE 1ST AVE TENANT LLC

1175 PEACHTREE TENANT LLC

11801 DOMAIN BLVD TENANT LLC

12 EAST 49TH STREET TENANT LLC

12 SOUTH 1ST STREET TENANT LLC

120 WEST TRINITY PLACE TENANT LLC

1200 17TH STREET TENANT LLC

1200 FRANKLIN AVENUE TENANT LLC

1201 3RD AVENUE TENANT LLC

1201 WILLS STREET TENANT LLC

1201 WILSON BLVD TENANT LLC

12130 MILLENNIUM DRIVE TENANT LLC

1240 ROSECRANS TENANT LLC

125 S CLARK STREET TENANT LLC

125 WEST 25TH STREET TENANT LLC

12655 JEFFERSON BLVD TENANT LLC

128 SOUTH TRYON STREET TENANT LLC

130 5TH AVENUE TENANT LLC

130 MADISON AVENUE TENANT LLC

130 W 42ND STREET TENANT LLC

1305 2ND STREET Q LLC

1330 LAGOON AVENUE TENANT LLC

1333 NEW HAMPSHIRE AVENUE NORTHWEST TENANT LLC

135 E 57TH STREET TENANT LLC

135 MADISON AVE TENANT LLC

1372 PEACHTREE STREET NE TENANT LLC

1389 PEACHTREE STREET NORTHWEST TENANT LLC

1400 LAVACA STREET TENANT LLC

1410 BROADWAY TENANT LLC

1411 4TH AVENUE TENANT LLC

142 W 57TH STREET TENANT LLC

1430 WALNUT STREET TENANT LLC

1440 BROADWAY TENANT LLC

1448 NW MARKET STREET TENANT LLC

1449 WOODWARD AVENUE TENANT LLC

By:	/s/ Andre Fernandez

Name:	Andre Fernandez

Title:	Chief Financial Officer & Treasurer

[Signature Page to Fourteenth Supplemental Indenture]

145 W 45TH STREET TENANT LLC

1450 BROADWAY TENANT LLC

1453 3RD STREET PROMENADE Q LLC

1455 MARKET STREET TENANT LLC

1460 BROADWAY TENANT LLC

148 LAFAYETTE STREET TENANT LLC

149 5TH AVENUE TENANT LLC

149 MADISON AVENUE TENANT LLC

15 WEST 27TH STREET TENANT LLC

150 4TH AVE N TENANT LLC

152 3RD STREET TENANT LLC

1525 11TH AVE TENANT LLC

1535 BROADWAY TENANT LLC

154 W 14TH STREET TENANT LLC

1547 9TH STREET HQ LLC

1557 WEST INNOVATION WAY TENANT LLC

1560 BROADWAY TENANT LLC

16 EAST 34TH STREET TENANT LLC

160 VARICK STREET TENANT LLC

160 W SANTA CLARA ST TENANT LLC

1600 7TH AVENUE TENANT LLC

1601 ELM STREET TENANT LLC

1601 MARKET STREET TENANT LLC

1601 VINE STREET TENANT LLC

161 AVENUE OF THE AMERICAS TENANT LLC

1615 PLATTE STREET TENANT LLC

1619 BROADWAY TENANT LLC

166 GEARY STREET HQ LLC

1660 LINCOLN STREET TENANT LLC

167 N GREEN STREET TENANT LLC

1700 LINCOLN STREET TENANT LLC

1725 HUGHES LANDING BOULEVARD TENANT LLC

1730 MINOR AVENUE TENANT LLC

17300 LAGUNA CANYON ROAD TENANT LLC

177 E COLORADO BLVD TENANT LLC

1775 TYSONS BOULEVARD TENANT LLC

18 WEST 18TH STREET TENANT LLC

180 GEARY STREET HQ LLC

180 SANSOME STREET TENANT LLC

1814 FRANKLIN ST Q LLC

18191 VON KARMAN AVENUE TENANT LLC

1825 SOUTH GRANT STREET TENANT LLC

1828 WALNUT ST TENANT LLC

183 MADISON AVENUE Q LLC

By:	/s/ Andre Fernandez

Name:	Andre Fernandez

Title:	Chief Financial Officer & Treasurer

[Signature Page to Fourteenth Supplemental Indenture]

1840 GATEWAY DR TENANT LLC

185 MADISON AVENUE TENANT LLC

18691 JAMBOREE ROAD TENANT LLC

1875 K STREET NW TENANT LLC

1881 BROADWAY HQ LLC

1900 MARKET STREET TENANT LLC

1900 POWELL STREET TENANT LLC

1910 NORTH OLA AVENUE TENANT LLC

1920 MCKINNEY AVE TENANT LLC

195 MONTAGUE STREET TENANT LLC

199 WATER STREET TENANT LLC

2 BELVEDERE DRIVE TENANT LLC

2 EMBARCADERO CENTER TENANT LLC

2 NORTH LASALLE STREET TENANT LLC

20 W KINZIE TENANT LLC

200 BERKELEY STREET TENANT LLC

200 MASSACHUSETTS AVE NW TENANT LLC

200 PORTLAND TENANT LLC

200 SOUTH BISCAYNE BLVD TENANT LLC

200 SOUTH ORANGE AVENUE TENANT LLC

200 SPECTRUM CENTER DRIVE TENANT LLC

201 SPEAR ST TENANT LLC

2031 3RD AVE TENANT LLC

205 HUDSON STREET TENANT LLC

205 NORTH DETROIT STREET TENANT LLC

21 PENN PLAZA TENANT LLC

210 N GREEN PARTNERS LLC

210 N GREEN PROMOTER LLC

2120 BERKELEY WAY TENANT LLC

21255 BURBANK BOULEVARD TENANT LLC

214 WEST 29TH STREET TENANT LLC

22 CORTLANDT STREET HQ LLC

2201 BROADWAY TENANT LLC

221 6TH STREET TENANT LLC

2211 MICHELSON DRIVE TENANT LLC

222 KEARNY STREET TENANT LLC

222 NORTH SEPULVEDA TENANT LLC

222 S RIVERSIDE PLAZA TENANT LLC

2221 PARK PLACE TENANT LLC

2222 PONCE DE LEON BLVD TENANT LLC

225 SOUTH 6TH ST TENANT LLC

225 W 39TH STREET TENANT LLC

229 WEST 36TH STREET TENANT LLC

231 11 TH AVE TENANT LLC

2323 DELGANY STREET TENANT LLC

By:	/s/ Andre Fernandez

Name:	Andre Fernandez

Title:	Chief Financial Officer & Treasurer

[Signature Page to Fourteenth Supplemental Indenture]

24 FARNSWORTH STREET Q LLC

2-4 HERALD SQUARE TENANT LLC

2401 ELLIOTT AVENUE TENANT LLC

2420 17TH STREET TENANT LLC

2425 EAST CAMELBACK ROAD TENANT LLC

245 LIVINGSTON ST Q LLC

25 WEST 45TH STREET HQ LLC

250 E 200 S TENANT LLC

250 PARK AVENUE TENANT LLC

255 GIRALDA AVENUE TENANT LLC

255 GREENWICH STREET TENANT LLC

255 S KING ST TENANT LLC

2600 EXECUTIVE PARKWAY TENANT LLC

2700 POST OAK BLVD. TENANT LLC

27-01 QUEENS PLAZA NORTH TENANT LLC

2755 CANYON BLVD WW TENANT LLC

28 2ND STREET TENANT LLC

28 WEST 44TH STREET HQ LLC

29 WEST 30TH STREET TENANT LLC

30 HUDSON STREET TENANT LLC

30 WALL STREET TENANT LLC

300 MORRIS STREET TENANT LLC

300 PARK AVENUE TENANT LLC

3000 OLYM BOULEVARD TENANT LLC

3000 S ROBERTSON BLVD Q LLC

3001 BISHOP DRIVE TENANT LLC

3090 OLIVE STREET TENANT LLC

31 ST JAMES AVE TENANT LLC

3101 PARK BOULEVARD TENANT LLC

311 W 43RD STREET TENANT LLC

3120 139TH AVENUE SOUTHEAST TENANT LLC

315 EAST HOUSTON TENANT LLC

315 W 36TH STREET TENANT LLC

316 WEST 12TH STREET TENANT LLC

3200 PARK CENTER DRIVE TENANT LLC

3219 KNOX STREET TENANT LLC

3280 PEACHTREE ROAD NE TENANT LLC

33 ARCH STREET TENANT LLC

33 EAST 33RD STREET TENANT LLC

33 IRVING TENANT LLC

330 NORTH WABASH TENANT LLC

3300 N. INTERSTATE 35 TENANT LLC

332 S MICHIGAN TENANT LLC

333 WEST SAN CARLOS TENANT LLC

3365 PIEDMONT ROAD TENANT LLC

By:	/s/ Andre Fernandez

Name:	Andre Fernandez

Title:	Chief Financial Officer & Treasurer

[Signature Page to Fourteenth Supplemental Indenture]

340 BRYANT STREET HQ LLC

345 4TH STREET TENANT LLC

345 WEST 100 SOUTH TENANT LLC

35 EAST 21ST STREET HQ LLC

353 SACRAMENTO STREET TENANT LLC

35-37 36TH STREET TENANT LLC

360 NW 27TH STREET TENANT LLC

3600 BRIGHTON BOULEVARD TENANT LLC

38 WEST 21ST STREET TENANT LLC

385 5TH AVENUE Q LLC

3900 W ALAMEDA AVE TENANT LLC

391 SAN ANTONIO ROAD TENANT LLC

40 WATER STREET TENANT LLC

400 CALIFORNIA STREET TENANT LLC

400 CAPITOL MALL TENANT LLC

400 CONCAR DRIVE TENANT LLC

400 LINCOLN SQUARE TENANT LLC

400 SPECTRUM CENTER DRIVE TENANT LLC

4005 MIRANDA AVE TENANT LLC

401 SAN ANTONIO ROAD TENANT LLC

404 FIFTH AVENUE TENANT LLC

4041 MACARTHUR BOULEVARD TENANT LLC

405 MATEO STREET TENANT LLC

408 BROADWAY TENANT LLC

410 NORTH SCOTTSDALE ROAD TENANT LLC

414 WEST 14TH STREET HQ LLC

415 MISSION STREET TENANT LLC

419 PARK AVENUE SOUTH TENANT LLC

420 5TH AVENUE Q LLC

420 COMMERCE STREET TENANT LLC

424-438 FIFTH AVENUE TENANT LLC

428 BROADWAY TENANT LLC

429 LENOX AVE TENANT LLC

430 PARK AVENUE TENANT LLC

4311 11TH AVENUE NORTHEAST TENANT LLC

433 HAMILTON AVENUE TENANT LLC

437 5TH AVENUE Q LLC

437 MADISON AVENUE TENANT LLC

44 EAST 30TH STREET HQ LLC

44 MONTGOMERY STREET TENANT LLC

44 WALL STREET HQ LLC

448 NORTH LASALLE STREET TENANT LLC

45 WEST 18TH STREET TENANT LLC

By:	/s/ Andre Fernandez

Name:	Andre Fernandez

Title:	Chief Financial Officer & Treasurer

[Signature Page to Fourteenth Supplemental Indenture]

450 LEXINGTON TENANT LLC

460 PARK AVE SOUTH TENANT LLC

460 WEST 50 NORTH TENANT LLC

475 SANSOME ST TENANT LLC

483 BROADWAY TENANT LLC

49 WEST 27TH STREET HQ LLC

490 BROADWAY TENANT LLC

50 W 28TH STREET TENANT LLC

500 11 TH AVE NORTH TENANT LLC

500 7TH AVENUE TENANT LLC

501 BOYLSTON STREET TENANT LLC

501 EAST KENNEDY BOULEVARD TENANT LLC

501 EAST LAS OLAS BLVD TENANT LLC

501 EASTLAKE TENANT LLC

5049 EDWARDS RANCH TENANT LLC

505 MAIN STREET TENANT LLC

505 PARK AVENUE Q LLC

50-60 FRANCISCO STREET TENANT LLC

511 W 25TH STREET TENANT LLC

515 FOLSOM STREET TENANT LLC

515 N STATE STREET TENANT LLC

5161 LANKERSHIM BOULEVARD TENANT LLC

5215 NORTH O’CONNOR BOULEVARD TENANT LLC

524 BROADWAY TENANT LLC

525 BROADWAY TENANT LLC

53 BEACH STREET TENANT LLC

540 BROADWAY Q LLC

545 BOYLSTON STREET Q LLC

546 5TH AVENUE TENANT LLC

550 7TH AVENUE HQ LLC

550 KEARNY STREET HQ LLC

57 E 11TH STREET TENANT LLC

575 5TH AVENUE TENANT LLC

575 LEXINGTON AVENUE TENANT LLC

5750 WILSHIRE BOULEVARD TENANT LLC

5960 BERKSHIRE LANE TENANT LLC

599 BROADWAY TENANT LLC

6 EAST 32ND STREET WW Q LLC

600 B STREET TENANT LLC

600 CALIFORNIA STREET TENANT LLC

600 H APOLLO TENANT LLC

6001 CASS AVENUE TENANT LLC

601 SOUTH FIGUEROA STREET TENANT LLC

606 BROADWAY TENANT LLC

By:	/s/ Andre Fernandez

Name:	Andre Fernandez

Title:	Chief Financial Officer & Treasurer

[Signature Page to Fourteenth Supplemental Indenture]

609 5TH AVENUE TENANT LLC

609 GREENWICH STREET TENANT LLC

609 MAIN STREET TENANT LLC

611 NORTH BRAND BOULEVARD TENANT LLC

615 S. TENANT LLC

625 MASSACHUSETTS TENANT LLC

625 WEST ADAMS STREET TENANT LLC

63 MADISON AVENUE TENANT LLC

65 EAST STATE STREET TENANT LLC

650 CALIFORNIA STREET TENANT LLC

6543 SOUTH LAS VEGAS BOULEVARD TENANT LLC

655 MONTGOMERY ST TENANT LLC

655 NEW YORK AVENUE NORTHWEST TENANT LLC

660 J STREET TENANT LLC

660 NORTH CAPITOL ST NW TENANT LLC

6655 TOWN SQUARE TENANT LLC

67 IRVING PLACE TENANT LLC

6900 NORTH DALLAS PARKWAY TENANT LLC

695 TOWN CENTER DRIVE TENANT LLC

7 WEST 18TH STREET TENANT LLC

700 K STREET NW TENANT LLC

700 SW 5TH TENANT LLC

708 MAIN ST TENANT LLC

71 5TH AVENUE TENANT LLC

71 STEVENSON STREET Q LLC

711 ATLANTIC AVENUE TENANT LLC

725 PONCE DE LEON AVE NE TENANT LLC

7272 WISCONSIN AVENUE TENANT LLC

729 WASHINGTON AVE TENANT LLC

7300 DALLAS PARKWAY TENANT LLC

731 SANSOME STREET TENANT LLC

75 ARLINGTON STREET TENANT LLC

75 E SANTA CLARA STREET TENANT LLC

75 ROCK PLZ TENANT LLC

750 LEXINGTON AVENUE TENANT LLC

750 WHITE PLAINS ROAD TENANT LLC

755 SANSOME STREET TENANT LLC

756 W PEACHTREE TENANT LLC

77 SANDS TENANT LLC

77 SANDS WW CORPORATE TENANT LLC

77 SLEEPER STREET TENANT LLC

By:	/s/ Andre Fernandez

Name:	Andre Fernandez

Title:	Chief Financial Officer & Treasurer

[Signature Page to Fourteenth Supplemental Indenture]

7761 GREENHOUSE RD TENANT LLC

777 6TH STREET NW TENANT LLC

78 SW 7TH STREET TENANT LLC

8 W 40TH STREET TENANT LLC

800 BELLEVUE WAY TENANT LLC

800 MARKET STREET TENANT LLC

800 NORTH HIGH STREET TENANT LLC

801 B. SPRINGS ROAD TENANT LLC

808 WILSHIRE BOULEVARD TENANT LLC

820 18TH AVE SOUTH TENANT LLC

821 17TH STREET TENANT LLC

83 MAIDEN LANE Q LLC

830 BRICKELL PLAZA TENANT LLC

830 NE HOLLADAY STREET TENANT LLC

8305 SUNSET BOULEVARD HQ LLC

8687 MELROSE AVENUE TENANT LLC

8687 MELROSE GREEN TENANT LLC

88 U PLACE TENANT LLC

880 3RD AVE TENANT LLC

881 PEACHTREE STREET NORTHEAST TENANT LLC

8910 UNIVERSITY CENTER LANE TENANT LLC

90 SOUTH 400 WEST TENANT LLC

901 NORTH GLEBE ROAD TENANT LLC

901 WOODLAND ST TENANT LLC

902 BROADWAY TENANT LLC

920 5TH AVE TENANT LLC

920 SW 6TH AVENUE TENANT LLC

9200 TIMPANOGOS HIGHWAY TENANT LLC

925 4TH AVENUE TENANT LLC

925 N LA BREA AVE TENANT LLC

9777 WILSHIRE BOULEVARD Q LLC

980 6TH AVENUE TENANT LLC

9830 WILSHIRE BOULEVARD TENANT LLC

99 CHAUNCY STREET Q LLC

99 HIGH STREET TENANT LLC

BIRD INVESTCO LLC

CITIES BY WE LLC

COMMON DESK DAYMAKER LLC

COMMON DESK HOLDINGS LLC

EUCLID LLC

FIELDLENS LLC

FIVE HUNDRED FIFTH AVENUE HQ LLC

INSURANCE SERVICES BY WEWORK LLC

LEGACY TENANT LLC

By:	/s/ Andre Fernandez

Name:	Andre Fernandez

Title:	Chief Financial Officer & Treasurer

[Signature Page to Fourteenth Supplemental Indenture]

MAILROOM BAR AT 110 WALL LLC

ONE GOTHAM CENTER TENANT LLC

ONE METROPOLITAN SQUARE TENANT LLC

PARKMERCED PARTNER LLC

PLAY BY WEWORK LLC

POWERED BY WE LLC

PROJECT CAESAR LLC

PROJECT STANDBY I LLC

PROLIFIC INTERACTIVE LLC

PXWE FACILITY & ASSET MANAGEMENT SERVICES LLC

SOUTH TRYON STREET TENANT LLC

SPACIOUS TECHNOLOGIES, LLC

THE HUB TENANT LLC

WALTZ MERGER SUB LLC

WE RISE SHELL LLC

WE WORK 154 GRAND LLC

WE WORK 349 5TH AVE LLC

WE WORK MANAGEMENT LLC

WE WORK RETAIL LLC

WEINSURE HOLDCO LLC

WELKIO LLC

WEWORK 156 2ND LLC

WEWORK 175 VARICK LLC

WEWORK 25 TAYLOR LLC

WEWORK 261 MADISON LLC

WEWORK 54 WEST 40TH LLC

WEWORK ASSET MANAGEMENT LLC

WEWORK COMMONS LLC

WEWORK COMPANIES PARTNER LLC

WEWORK CONSTRUCTION LLC

WEWORK HOLDINGS LLC

WEWORK INTERCO LLC

WEWORK LA LLC

WEWORK LABS ENTITY LLC

WEWORK LITTLE WEST 12TH LLC

WEWORK MAGAZINE LLC

WEWORK REAL ESTATE LLC

WEWORK SERVICES LLC

WEWORK SPACE SERVICES LLC

WEWORK WELLNESS LLC

WILDGOOSE I LLC

WW 1010 HANCOCK LLC

WW 107 SPRING STREET LLC

By:	/s/ Andre Fernandez

Name:	Andre Fernandez

Title:	Chief Financial Officer & Treasurer

[Signature Page to Fourteenth Supplemental Indenture]

WW 11 JOHN LLC

WW 110 WALL LLC

WW 111 WEST ILLINOIS LLC

WW 115 W 18TH STREET LLC

WW 1161 MISSION LLC

WW 120 E 23RD STREET LLC

WW 1328 FLORIDA AVENUE LLC

WW 1550 WEWATTA STREET LLC

WW 1601 FIFTH AVENUE LLC

WW 1875 CONNECTICUT LLC

WW 2015 SHATTUCK LLC

WW 205 E 42ND STREET LLC

WW 210 N GREEN LLC

WW 220 NW EIGHTH AVENUE LLC

WW 222 BROADWAY LLC

WW 2221 SOUTH CLARK LLC

WW 240 BEDFORD LLC

WW 25 BROADWAY LLC

WW 312 ARIZONA LLC

WW 350 LINCOLN LLC

WW 379 W BROADWAY LLC

WW 401 PARK AVENUE SOUTH LLC

WW 5 W 125TH STREET LLC

WW 500 YALE LLC

WW 51 MELCHER LLC

WW 520 BROADWAY LLC

WW 535 MISSION LLC

WW 555 WEST 5TH STREET LLC

WW 5782 JEFFERSON LLC

WW 600 CONGRESS LLC

WW 641 S STREET LLC

WW 718 7TH STREET LLC

WW 745 ATLANTIC LLC

WW 79 MADISON LLC

WW 81 PROSPECT LLC

WW 811 WEST 7TH STREET LLC

WW 85 BROAD LLC

WW 995 MARKET LLC

WW BROOKLYN NAVY YARD LLC

WW BUILDCO LLC

WW ENLIGHTENED HOSPITALITY INVESTOR LLC

WW ONSITE SERVICES AAG LLC

WW ONSITE SERVICES EXP LLC

WW ONSITE SERVICES LLC

By:	/s/ Andre Fernandez

Name:	Andre Fernandez

Title:	Chief Financial Officer & Treasurer

[Signature Page to Fourteenth Supplemental Indenture]

WW ONSITE SERVICES SFI LLC

WW ONSITE SERVICES SUM LLC

WW PROJECT SWIFT DEVELOPMENT LLC

WW PROJECT SWIFT MEMBER LLC

WW VENDORCO LLC

WWCO ARCHITECTURE HOLDINGS LLC

CD LOCATIONS, LLC

COMMON DESK DE, LLC

COMMON DESK OPERATIONS LLC

COMMON DESK OC, LLC

COMMON DESK WEST 7TH, LLC

COMMON COFFEE LLC

MISSIONU PBC

WEWORK SPACE SERVICES INC.

By:	/s/ Andre Fernandez

Name:	Andre Fernandez

Title:	Chief Financial Officer & Treasurer

[Signature Page to Fourteenth Supplemental Indenture]

700 NORTH MIAMI TENANT LLC WEWORK WORKPLACE LLC

By:	/s/ Andre Fernandez

Name:	Andre Fernandez

Title:	Chief Financial Officer & Treasurer

[Signature Page to Fourteenth Supplemental Indenture]

WEWORK INC.

By:	/s/ Andre Fernandez

Name:	Andre Fernandez

Title:	Chief Financial Officer

[Signature Page to Fourteenth Supplemental Indenture]

655 15TH STREET NW TENANT LLC 1701 RHODE ISLAND AVENUE NORTHWEST TENANT LLC 80 M STREET SE TENANT LLC

By:	/s/ Pamela Swidler

Name:	Pamela Swidler

Title:	Secretary

[Signature Page to Fourteenth Supplemental Indenture]

Exhibit 4.2

FOURTH SUPPLEMENTAL INDENTURE

This Fourth Supplemental Indenture (this “Supplemental Indenture”), dated as of April 16, 2023, has been entered into by and among WeWork Companies LLC, a Delaware limited liability company (the “Company”), WW Co-Obligor Inc., a Delaware corporation (“Co-Obligor” and, together with the Company, the “Issuers”), the guarantors party hereto (the “Guarantors”) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers, the Guarantors and the Trustee are party to that certain Amended and Restated Senior Notes Indenture, dated as of December 16, 2021 (as supplemented or otherwise modified prior to the date hereof, the “Indenture”), governing the Issuers’ 5.00% Senior Notes due 2025 (the “Notes”);

WHEREAS, Section 9.02 of the Indenture provides that the Issuers, the Guarantors and the Trustee may amend or supplement the Indenture as it relates to a Series of Notes, the Notes of such Series and the related Note Guarantees, with the consent of the Holders of a majority in principal amount of the Notes of such Series then outstanding (the “Requisite Consents”);

WHEREAS, the Issuers and the Guarantors desire to amend certain provisions of the Indenture, as set forth in Section 2 of this Supplemental Indenture (the “Proposed Amendments”);

WHEREAS, the Issuers have received and delivered to the Trustee the Requisite Consents to the Proposed Amendments with respect to (i) the Series I Notes, as evidenced by a consent, dated as of April 14, 2023, by a holder representing a majority in principal amount of the Series I Notes outstanding and (ii) the Series II Notes, as evidenced by a report from Epiq Corporate Restructuring, LLC certifying to the receipt of the consents of holders of at least a majority in aggregate principal amount of the Series II Notes outstanding, in each case attached to an Officer’s Certificate delivered to the Trustee in connection with the execution of this Supplemental Indenture;

WHEREAS, this Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Issuers and the Guarantors; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make this Supplemental Indenture valid and binding have been complied with or have been done or performed.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Amendments. Effective on and after the Exchange Consummation Date (as defined in Section 4 hereof):

(a) Each of the following sections of the Indenture and all references thereto in the Indenture are deleted in their entirety and in the case of each such section, insert in lieu thereof the phrase “[Intentionally Omitted]”:

•	Section 4.02 (Maintenance of Office or Agency);

•	Section 4.04 (Stay, Extension and Usury Laws);

•	Section 4.06 (Reports and Other Information);

•	Section 4.07 (Compliance Certificate);

•	Section 4.08 (Limitation on Restricted Payments);

•	Section 4.09 (Limitation on Indebtedness);

•	Section 4.10 (Limitation on Liens);

•	Section 4.11 (Future Guarantors);

•	Section 4.12 (Limitation on Restrictions on Distribution from Restricted Subsidiaries);

•	Section 4.13 (Designation of Restricted and Unrestricted Subsidiaries);

•	Section 4.14 (Transactions with Affiliates);

•	Section 4.15 (Offer to Repurchase Upon Change of Control);

•	Section 4.16 (Asset Dispositions);

•	Section 4.17 (Effectiveness of Covenants);

•	Clauses (a)(3), (a)(4), (c) and (e) of Section 5.01 (Merger, Consolidation or Sale of All or Substantially All Assets);

•	Clauses (a)(3), (a)(4), (a)(5), (a)(6), (a)(7), (a)(8), (a)(9) and (b) of Section 6.01 (Events of Default);

•	Clauses (a)(2), (a)(3), (a)(4), (a)(5), (a)(6) and (a)(7) of Section 8.04 (Conditions to Legal or Covenant Defeasance).

(b) Any of the terms or provisions present in the Notes that relate to any of the provisions of the Indenture as amended by this Supplemental Indenture shall also be amended, mutatis mutandis, so as to be consistent with the amendments made by this Supplemental Indenture.

(c) The Indenture is hereby amended by deleting any definitions from the Indenture with respect to which references would be eliminated as a result of the amendments to the Indenture pursuant to clause (a) above.

(d) The Indenture and the Notes are hereby amended by deleting all references in the Indenture and the Notes to those sections and subsections that are deleted as a result of the amendments made by this Supplemental Indenture.

2

(e) None of the Issuers, the Guarantors, the Trustee or other parties to or beneficiaries of the Indenture shall have any rights, obligations or liabilities under such sections or clauses deleted pursuant to clause (a) above and such sections or clauses shall not be considered in determining whether a Default or Event of Default has occurred or whether the Issuers, the Guarantors or the Trustee have observed, performed or complied with the provisions of the Indenture.

3. Effect of Supplemental Indenture. Except as amended hereby, all of the terms of the Indenture shall remain and continue in full force and effect and are hereby confirmed in all respects. From and after the date of this Supplemental Indenture, all references to the Indenture (whether in the Indenture or in any other agreements, documents or instruments) shall be deemed to be references to the Indenture as amended and supplemented by this Supplemental Indenture. The parties hereto agree and acknowledge that the rights, protections and indemnities afforded the Trustee in the Indenture shall apply to the execution hereof and any action (or inaction) in connection herewith

4. Effectiveness. Upon the execution and delivery of this Supplemental Indenture by the Issuers, the Guarantors and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of each Series of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby; provided, that, for the avoidance of doubt, the amendments to the Indenture set forth in Section 2 of this Supplemental Indenture shall not become operative until the Exchange Consummation Date. For purposes hereof, “Exchange Consummation Date” means the date that the Exchange Offers, as defined in that certain confidential offering memorandum and consent solicitation statement, dated as of April 3, 2023 (as amended or otherwise modified from time to time), have been consummated (as to which the Trustee is entitled to conclusively rely on based on an Officer’s Certificate delivered by the Company to the Trustee).

5. Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

8. Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

3

[Signature pages follow]

4

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

WEWORK COMPANIES LLC

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer

WW CO-OBLIGOR INC.

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer

[Signature Page to Fourth Supplemental Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ James W. Hall
Name:	James W. Hall
Title:	Vice President

[Signature Page to Fourth Supplemental Indenture]

GUARANTORS:

1 BEACON STREET TENANT LLC

1 BELVEDERE DRIVE TENANT LLC

1 GLENWOOD AVE TENANT LLC

1 LINCOLN STREET TENANT LLC

1 MILK STREET TENANT LLC

1 POST STREET TENANT LLC

1 SOUTH DEARBORN STREET TENANT LLC

1 UNION SQUARE WEST HQ LLC

10 EAST 38TH STREET TENANT LLC

10 EAST 40TH STREET HQ LLC

100 BAYVIEW CIRCLE TENANT LLC

100 BROADWAY TENANT LLC

100 S STATE STREET TENANT LLC

100 SUMMER STREET TENANT LLC

10000 WASHINGTON BOULEVARD TENANT LLC

1001 WOODWARD AVE TENANT LLC

1003 EAST 4TH PLACE TENANT LLC

101 EAST WASHINGTON STREET TENANT LLC

101 MARIETTA STREET NORTHWEST TENANT LLC

101 NORTH 1ST AVENUE TENANT LLC

10250 CONSTELLATION TENANT LLC

1031 SOUTH BROADWAY TENANT LLC

10585 SANTA MONICA BOULEVARD TENANT LLC

10845 GRIFFITH PEAK DRIVE TENANT LLC

10885 NE 4TH STREET TENANT LLC

109 S 5TH STREET TENANT LLC

10900 STONELAKE BOULEVARD TENANT LLC

1099 STEWART STREET TENANT LLC

11 PARK PL TENANT LLC

110TH AVENUE NORTHEAST TENANT LLC

110 CORCORAN STREET TENANT LLC

110 WALL MANAGER LLC

1100 15TH STREET NW TENANT LLC

1100 LUDLOW STREET TENANT LLC

1100 MAIN STREET TENANT LLC

1111 BROADWAY TENANT LLC

1111 WEST 6TH STREET TENANT LLC

1114 W FULTON MARKET Q LLC

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer & Treasurer

[Signature Page to Fourth Supplemental Indenture]

1115 BROADWAY Q LLC

1115 HOWELL MILL ROAD TENANT LLC

1115 W FULTON MARKET Q LLC

115 BROADWAY TENANT LLC

115 EAST 23RD STREET TENANT LLC

1150 SOUTH OLIVE STREET TENANT LLC

1155 PERIMETER CENTER WEST TENANT LLC

1155 WEST FULTON STREET TENANT LLC

1156 6TH AVENUE TENANT LLC

117 NE 1ST AVE TENANT LLC

1175 PEACHTREE TENANT LLC

11801 DOMAIN BLVD TENANT LLC

12 EAST 49TH STREET TENANT LLC

12 SOUTH 1ST STREET TENANT LLC

120 WEST TRINITY PLACE TENANT LLC

1200 17TH STREET TENANT LLC

1200 FRANKLIN AVENUE TENANT LLC

1201 3RD AVENUE TENANT LLC

1201 WILLS STREET TENANT LLC

1201 WILSON BLVD TENANT LLC

12130 MILLENNIUM DRIVE TENANT LLC

1240 ROSECRANS TENANT LLC

125 S CLARK STREET TENANT LLC

125 WEST 25TH STREET TENANT LLC

12655 JEFFERSON BLVD TENANT LLC

128 SOUTH TRYON STREET TENANT LLC

130 5TH AVENUE TENANT LLC

130 MADISON AVENUE TENANT LLC

130 W 42ND STREET TENANT LLC

1305 2ND STREET Q LLC

1330 LAGOON AVENUE TENANT LLC

1333 NEW HAMPSHIRE AVENUE

NORTHWEST TENANT LLC

135 E 57TH STREET TENANT LLC

135 MADISON AVE TENANT LLC

1372 PEACHTREE STREET NE TENANT LLC

1389 PEACHTREE STREET NORTHWEST TENANT LLC

1400 LAVACA STREET TENANT LLC

1410 BROADWAY TENANT LLC

1411 4TH AVENUE TENANT LLC

142 W 57TH STREET TENANT LLC

1430 WALNUT STREET TENANT LLC

1440 BROADWAY TENANT LLC

1448 NW MARKET STREET TENANT LLC

1449 WOODWARD AVENUE TENANT LLC

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer & Treasurer

[Signature Page to Fourth Supplemental Indenture]

145 W 45TH STREET TENANT LLC

1450 BROADWAY TENANT LLC

1453 3RD STREET PROMENADE Q LLC

1455 MARKET STREET TENANT LLC

1460 BROADWAY TENANT LLC

148 LAFAYETTE STREET TENANT LLC

149 5TH AVENUE TENANT LLC

149 MADISON AVENUE TENANT LLC

15 WEST 27TH STREET TENANT LLC

150 4TH AVE N TENANT LLC

152 3RD STREET TENANT LLC

1525 11TH AVE TENANT LLC

1535 BROADWAY TENANT LLC

154 W 14TH STREET TENANT LLC

1547 9TH STREET HQ LLC

1557 WEST INNOVATION WAY TENANT LLC

1560 BROADWAY TENANT LLC

16 EAST 34TH STREET TENANT LLC

160 VARICK STREET TENANT LLC

160 W SANTA CLARA ST TENANT LLC

1600 7TH AVENUE TENANT LLC

1601 ELM STREET TENANT LLC

1601 MARKET STREET TENANT LLC

1601 VINE STREET TENANT LLC

161 AVENUE OF THE AMERICAS TENANT LLC

1615 PLATTE STREET TENANT LLC

1619 BROADWAY TENANT LLC

166 GEARY STREET HQ LLC

1660 LINCOLN STREET TENANT LLC

167 N GREEN STREET TENANT LLC

1700 LINCOLN STREET TENANT LLC

1725 HUGHES LANDING BOULEVARD TENANT LLC

1730 MINOR AVENUE TENANT LLC

17300 LAGUNA CANYON ROAD TENANT LLC

177 E COLORADO BLVD TENANT LLC

1775 TYSONS BOULEVARD TENANT LLC

18 WEST 18TH STREET TENANT LLC

180 GEARY STREET HQ LLC

180 SANSOME STREET TENANT LLC

1814 FRANKLIN ST Q LLC

18191 VON KARMAN AVENUE TENANT LLC

1825 SOUTH GRANT STREET TENANT LLC 1828 WALNUT ST TENANT LLC

183 MADISON AVENUE Q LLC

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer & Treasurer

[Signature Page to Fourth Supplemental Indenture]

1840 GATEWAY DR TENANT LLC

185 MADISON AVENUE TENANT LLC

18691 JAMBOREE ROAD TENANT LLC

1875 K STREET NW TENANT LLC

1881 BROADWAY HQ LLC

1900 MARKET STREET TENANT LLC

1900 POWELL STREET TENANT LLC

1910 NORTH OLA AVENUE TENANT LLC

1920 MCKINNEY AVE TENANT LLC

195 MONTAGUE STREET TENANT LLC

199 WATER STREET TENANT LLC

2 BELVEDERE DRIVE TENANT LLC

2 EMBARCADERO CENTER TENANT LLC

2 NORTH LASALLE STREET TENANT LLC

20 W KINZIE TENANT LLC

200 BERKELEY STREET TENANT LLC

200 MASSACHUSETTS AVE NW TENANT LLC

200 PORTLAND TENANT LLC

200 SOUTH BISCAYNE BLVD TENANT LLC

200 SOUTH ORANGE AVENUE TENANT LLC

200 SPECTRUM CENTER DRIVE TENANT LLC

201 SPEAR ST TENANT LLC

2031 3RD AVE TENANT LLC

205 HUDSON STREET TENANT LLC

205 NORTH DETROIT STREET TENANT LLC

21 PENN PLAZA TENANT LLC

210 N GREEN PARTNERS LLC

210 N GREEN PROMOTER LLC

2120 BERKELEY WAY TENANT LLC

21255 BURBANK BOULEVARD TENANT LLC

214 WEST 29TH STREET TENANT LLC

22 CORTLANDT STREET HQ LLC

2201 BROADWAY TENANT LLC

221 6TH STREET TENANT LLC

2211 MICHELSON DRIVE TENANT LLC

222 KEARNY STREET TENANT LLC

222 NORTH SEPULVEDA TENANT LLC

222 S RIVERSIDE PLAZA TENANT LLC

2221 PARK PLACE TENANT LLC

2222 PONCE DE LEON BLVD TENANT LLC

225 SOUTH 6TH ST TENANT LLC

225 W 39TH STREET TENANT LLC

229 WEST 36TH STREET TENANT LLC

231 11 TH AVE TENANT LLC

2323 DELGANY STREET TENANT LLC

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer & Treasurer

[Signature Page to Fourth Supplemental Indenture]

24 FARNSWORTH STREET Q LLC

2-4 HERALD SQUARE TENANT LLC

2401 ELLIOTT AVENUE TENANT LLC

2420 17TH STREET TENANT LLC

2425 EAST CAMELBACK ROAD TENANT LLC

245 LIVINGSTON ST Q LLC

25 WEST 45TH STREET HQ LLC

250 E 200 S TENANT LLC

250 PARK AVENUE TENANT LLC

255 GIRALDA AVENUE TENANT LLC

255 GREENWICH STREET TENANT LLC

255 S KING ST TENANT LLC

2600 EXECUTIVE PARKWAY TENANT LLC

2700 POST OAK BLVD. TENANT LLC

27-01 QUEENS PLAZA NORTH TENANT LLC

2755 CANYON BLVD WW TENANT LLC

28 2ND STREET TENANT LLC

28 WEST 44TH STREET HQ LLC

29 WEST 30TH STREET TENANT LLC

30 HUDSON STREET TENANT LLC

30 WALL STREET TENANT LLC

300 MORRIS STREET TENANT LLC

300 PARK AVENUE TENANT LLC

3000 OLYM BOULEVARD TENANT LLC

3000 S ROBERTSON BLVD Q LLC

3001 BISHOP DRIVE TENANT LLC

3090 OLIVE STREET TENANT LLC

31 ST JAMES AVE TENANT LLC

3101 PARK BOULEVARD TENANT LLC

311 W 43RD STREET TENANT LLC

3120 139TH AVENUE SOUTHEAST TENANT LLC

315 EAST HOUSTON TENANT LLC

315 W 36TH STREET TENANT LLC

316 WEST 12TH STREET TENANT LLC

3200 PARK CENTER DRIVE TENANT LLC

3219 KNOX STREET TENANT LLC

3280 PEACHTREE ROAD NE TENANT LLC

33 ARCH STREET TENANT LLC

33 EAST 33RD STREET TENANT LLC

33 IRVING TENANT LLC

330 NORTH WABASH TENANT LLC

3300 N. INTERSTATE 35 TENANT LLC

332 S MICHIGAN TENANT LLC

333 WEST SAN CARLOS TENANT LLC

3365 PIEDMONT ROAD TENANT LLC

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer & Treasurer

[Signature Page to Fourth Supplemental Indenture]

340 BRYANT STREET HQ LLC

345 4TH STREET TENANT LLC

345 WEST 100 SOUTH TENANT LLC

35 EAST 21ST STREET HQ LLC

353 SACRAMENTO STREET TENANT LLC

35-37 36TH STREET TENANT LLC

360 NW 27TH STREET TENANT LLC

3600 BRIGHTON BOULEVARD TENANT LLC

38 WEST 21ST STREET TENANT LLC

385 5TH AVENUE Q LLC

3900 W ALAMEDA AVE TENANT LLC

391 SAN ANTONIO ROAD TENANT LLC

40 WATER STREET TENANT LLC

400 CALIFORNIA STREET TENANT LLC

400 CAPITOL MALL TENANT LLC

400 CONCAR DRIVE TENANT LLC

400 LINCOLN SQUARE TENANT LLC

400 SPECTRUM CENTER DRIVE TENANT LLC

4005 MIRANDA AVE TENANT LLC

401 SAN ANTONIO ROAD TENANT LLC

404 FIFTH AVENUE TENANT LLC

4041 MACARTHUR BOULEVARD TENANT LLC

405 MATEO STREET TENANT LLC

408 BROADWAY TENANT LLC

410 NORTH SCOTTSDALE ROAD TENANT LLC

414 WEST 14TH STREET HQ LLC

415 MISSION STREET TENANT LLC

419 PARK AVENUE SOUTH TENANT LLC

420 5TH AVENUE Q LLC

420 COMMERCE STREET TENANT LLC

424-438 FIFTH AVENUE TENANT LLC

428 BROADWAY TENANT LLC

429 LENOX AVE TENANT LLC

430 PARK AVENUE TENANT LLC

4311 11TH AVENUE NORTHEAST TENANT LLC

433 HAMILTON AVENUE TENANT LLC

437 5TH AVENUE Q LLC

437 MADISON AVENUE TENANT LLC

44 EAST 30TH STREET HQ LLC

44 MONTGOMERY STREET TENANT LLC

44 WALL STREET HQ LLC

448 NORTH LASALLE STREET TENANT LLC

45 WEST 18TH STREET TENANT LLC

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer & Treasurer

[Signature Page to Fourth Supplemental Indenture]

450 LEXINGTON TENANT LLC

460 PARK AVE SOUTH TENANT LLC

460 WEST 50 NORTH TENANT LLC

475 SANSOME ST TENANT LLC

483 BROADWAY TENANT LLC

49 WEST 27TH STREET HQ LLC

490 BROADWAY TENANT LLC

50 W 28TH STREET TENANT LLC

500 11 TH AVE NORTH TENANT LLC

500 7TH AVENUE TENANT LLC

501 BOYLSTON STREET TENANT LLC

501 EAST KENNEDY BOULEVARD TENANT LLC

501 EAST LAS OLAS BLVD TENANT LLC

501 EASTLAKE TENANT LLC

5049 EDWARDS RANCH TENANT LLC

505 MAIN STREET TENANT LLC

505 PARK AVENUE Q LLC

50-60 FRANCISCO STREET TENANT LLC

511 W 25TH STREET TENANT LLC

515 FOLSOM STREET TENANT LLC

515 N STATE STREET TENANT LLC

5161 LANKERSHIM BOULEVARD TENANT LLC

5215 NORTH O’CONNOR BOULEVARD TENANT LLC

524 BROADWAY TENANT LLC

525 BROADWAY TENANT LLC

53 BEACH STREET TENANT LLC

540 BROADWAY Q LLC

545 BOYLSTON STREET Q LLC

546 5TH AVENUE TENANT LLC

550 7TH AVENUE HQ LLC

550 KEARNY STREET HQ LLC

57 E 11TH STREET TENANT LLC

575 5TH AVENUE TENANT LLC

575 LEXINGTON AVENUE TENANT LLC

5750 WILSHIRE BOULEVARD TENANT LLC

5960 BERKSHIRE LANE TENANT LLC

599 BROADWAY TENANT LLC

6 EAST 32ND STREET WW Q LLC

600 B STREET TENANT LLC

600 CALIFORNIA STREET TENANT LLC

600 H APOLLO TENANT LLC

6001 CASS AVENUE TENANT LLC

601 SOUTH FIGUEROA STREET TENANT LLC

606 BROADWAY TENANT LLC

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer & Treasurer

[Signature Page to Fourth Supplemental Indenture]

609 5TH AVENUE TENANT LLC

609 GREENWICH STREET TENANT LLC

609 MAIN STREET TENANT LLC

611 NORTH BRAND BOULEVARD TENANT LLC

615 S. TENANT LLC

625 MASSACHUSETTS TENANT LLC

625 WEST ADAMS STREET TENANT LLC

63 MADISON AVENUE TENANT LLC

65 EAST STATE STREET TENANT LLC

650 CALIFORNIA STREET TENANT LLC

6543 SOUTH LAS VEGAS BOULEVARD TENANT LLC

655 MONTGOMERY ST TENANT LLC

655 NEW YORK AVENUE NORTHWEST TENANT LLC

660 J STREET TENANT LLC

660 NORTH CAPITOL ST NW TENANT LLC

6655 TOWN SQUARE TENANT LLC

67 IRVING PLACE TENANT LLC

6900 NORTH DALLAS PARKWAY TENANT LLC

695 TOWN CENTER DRIVE TENANT LLC

7 WEST 18TH STREET TENANT LLC

700 K STREET NW TENANT LLC

700 SW 5TH TENANT LLC

708 MAIN ST TENANT LLC

71 5TH AVENUE TENANT LLC

71 STEVENSON STREET Q LLC

711 ATLANTIC AVENUE TENANT LLC

725 PONCE DE LEON AVE NE TENANT LLC

7272 WISCONSIN AVENUE TENANT LLC

729 WASHINGTON AVE TENANT LLC

7300 DALLAS PARKWAY TENANT LLC

731 SANSOME STREET TENANT LLC

75 ARLINGTON STREET TENANT LLC

75 E SANTA CLARA STREET TENANT LLC

75 ROCK PLZ TENANT LLC

750 LEXINGTON AVENUE TENANT LLC

750 WHITE PLAINS ROAD TENANT LLC

755 SANSOME STREET TENANT LLC

756 W PEACHTREE TENANT LLC

77 SANDS TENANT LLC

77 SANDS WW CORPORATE TENANT LLC

77 SLEEPER STREET TENANT LLC

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer & Treasurer

[Signature Page to Fourth Supplemental Indenture]

7761 GREENHOUSE RD TENANT LLC

777 6TH STREET NW TENANT LLC

78 SW 7TH STREET TENANT LLC

8 W 40TH STREET TENANT LLC

800 BELLEVUE WAY TENANT LLC

800 MARKET STREET TENANT LLC

800 NORTH HIGH STREET TENANT LLC

801 B. SPRINGS ROAD TENANT LLC

808 WILSHIRE BOULEVARD TENANT LLC

820 18TH AVE SOUTH TENANT LLC

821 17TH STREET TENANT LLC

83 MAIDEN LANE Q LLC

830 BRICKELL PLAZA TENANT LLC

830 NE HOLLADAY STREET TENANT LLC

8305 SUNSET BOULEVARD HQ LLC

8687 MELROSE AVENUE TENANT LLC

8687 MELROSE GREEN TENANT LLC

88 U PLACE TENANT LLC

880 3RD AVE TENANT LLC

881 PEACHTREE STREET NORTHEAST TENANT LLC

8910 UNIVERSITY CENTER LANE TENANT LLC

90 SOUTH 400 WEST TENANT LLC

901 NORTH GLEBE ROAD TENANT LLC

901 WOODLAND ST TENANT LLC

902 BROADWAY TENANT LLC

920 5TH AVE TENANT LLC

920 SW 6TH AVENUE TENANT LLC

9200 TIMPANOGOS HIGHWAY TENANT LLC

925 4TH AVENUE TENANT LLC

925 N LA BREA AVE TENANT LLC

9777 WILSHIRE BOULEVARD Q LLC

980 6TH AVENUE TENANT LLC

9830 WILSHIRE BOULEVARD TENANT LLC

99 CHAUNCY STREET Q LLC

99 HIGH STREET TENANT LLC

BIRD INVESTCO LLC

CITIES BY WE LLC

COMMON DESK DAYMAKER LLC

COMMON DESK HOLDINGS LLC

EUCLID LLC

FIELDLENS LLC

FIVE HUNDRED FIFTH AVENUE HQ LLC

INSURANCE SERVICES BY WEWORK LLC

LEGACY TENANT LLC

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer & Treasurer

[Signature Page to Fourth Supplemental Indenture]

MAILROOM BAR AT 110 WALL LLC

ONE GOTHAM CENTER TENANT LLC

ONE METROPOLITAN SQUARE TENANT LLC

PARKMERCED PARTNER LLC

PLAY BY WEWORK LLC

POWERED BY WE LLC

PROJECT CAESAR LLC

PROJECT STANDBY I LLC

PROLIFIC INTERACTIVE LLC

PXWE FACILITY & ASSET MANAGEMENT SERVICES LLC

SOUTH TRYON STREET TENANT LLC

SPACIOUS TECHNOLOGIES, LLC

THE HUB TENANT LLC

WALTZ MERGER SUB LLC

WE RISE SHELL LLC

WE WORK 154 GRAND LLC

WE WORK 349 5TH AVE LLC

WE WORK MANAGEMENT LLC

WE WORK RETAIL LLC

WEINSURE HOLDCO LLC

WELKIO LLC

WEWORK 156 2ND LLC

WEWORK 175 VARICK LLC

WEWORK 25 TAYLOR LLC

WEWORK 261 MADISON LLC

WEWORK 54 WEST 40TH LLC

WEWORK ASSET MANAGEMENT LLC

WEWORK COMMONS LLC

WEWORK COMPANIES PARTNER LLC

WEWORK CONSTRUCTION LLC

WEWORK HOLDINGS LLC

WEWORK INTERCO LLC

WEWORK LA LLC

WEWORK LABS ENTITY LLC

WEWORK LITTLE WEST 12TH LLC

WEWORK MAGAZINE LLC

WEWORK REAL ESTATE LLC

WEWORK SERVICES LLC

WEWORK SPACE SERVICES LLC

WEWORK WELLNESS LLC

WILDGOOSE I LLC

WW 1010 HANCOCK LLC

WW 107 SPRING STREET LLC

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer & Treasurer

[Signature Page to Fourth Supplemental Indenture]

WW 11 JOHN LLC

WW 110 WALL LLC

WW 111 WEST ILLINOIS LLC

WW 115 W 18TH STREET LLC

WW 1161 MISSION LLC

WW 120 E 23RD STREET LLC

WW 1328 FLORIDA AVENUE LLC

WW 1550 WEWATTA STREET LLC

WW 1601 FIFTH AVENUE LLC

WW 1875 CONNECTICUT LLC

WW 2015 SHATTUCK LLC

WW 205 E 42ND STREET LLC

WW 210 N GREEN LLC

WW 220 NW EIGHTH AVENUE LLC

WW 222 BROADWAY LLC

WW 2221 SOUTH CLARK LLC

WW 240 BEDFORD LLC

WW 25 BROADWAY LLC

WW 312 ARIZONA LLC

WW 350 LINCOLN LLC

WW 379 W BROADWAY LLC

WW 401 PARK AVENUE SOUTH LLC

WW 5 W 125TH STREET LLC

WW 500 YALE LLC

WW 51 MELCHER LLC

WW 520 BROADWAY LLC

WW 535 MISSION LLC

WW 555 WEST 5TH STREET LLC

WW 5782 JEFFERSON LLC

WW 600 CONGRESS LLC

WW 641 S STREET LLC

WW 718 7TH STREET LLC

WW 745 ATLANTIC LLC

WW 79 MADISON LLC

WW 81 PROSPECT LLC

WW 811 WEST 7TH STREET LLC

WW 85 BROAD LLC

WW 995 MARKET LLC

WW BROOKLYN NAVY YARD LLC

WW BUILDCO LLC

WW ENLIGHTENED HOSPITALITY INVESTOR LLC

WW ONSITE SERVICES AAG LLC

WW ONSITE SERVICES EXP LLC

WW ONSITE SERVICES LLC

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer & Treasurer

[Signature Page to Fourth Supplemental Indenture]

WW ONSITE SERVICES SFI LLC

WW ONSITE SERVICES SUM LLC

WW PROJECT SWIFT DEVELOPMENT LLC

WW PROJECT SWIFT MEMBER LLC

WW VENDORCO LLC

WWCO ARCHITECTURE HOLDINGS LLC

CD LOCATIONS, LLC

COMMON DESK DE, LLC

COMMON DESK OPERATIONS LLC

COMMON DESK OC, LLC

COMMON DESK WEST 7TH, LLC

COMMON COFFEE LLC

MISSIONU PBC

WEWORK SPACE SERVICES INC.

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer & Treasurer

[Signature Page to Fourth Supplemental Indenture]

700 NORTH MIAMI TENANT LLC WEWORK WORKPLACE LLC

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer & Treasurer

[Signature Page to Fourth Supplemental Indenture]

WEWORK INC.

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer

[Signature Page to Fourth Supplemental Indenture]

655 15TH STREET NW TENANT LLC 1701 RHODE ISLAND AVENUE NORTHWEST TENANT LLC 80 M STREET SE TENANT LLC

By:	/s/ Pamela Swidler
Name:	Pamela Swidler
Title:	Secretary

[Signature Page to Fourth Supplemental Indenture]

Exhibit 99.1

WeWork Announces Early Tender Results of the Exchange Offers and Consent Solicitations and Changes to the Late Exchange Consideration

NEW YORK—(BUSINESS WIRE)—WeWork Inc. (“WeWork” or the “Company”) (NYSE: WE) today announced the early tender results of the previously announced separate offers to exchange (each an “Exchange Offer” and, together, the “Exchange Offers”) by WeWork Companies LLC (the “Issuer”) and WW Co-Obligor Inc. (the “Co-Obligor” and together with the Issuer, the “Issuers”), each a subsidiary of the Company, any and all of the Issuers’ outstanding 7.875% Senior Notes due 2025 (the “Old 7.875% Notes”) and 5.00% Senior Notes due 2025, Series II (the “Old 5.00% Notes” and, together with the Old 7.875% Notes, the “Old Notes”), for a combination of certain securities as set forth in, and subject to the terms and conditions of, the offering memorandum and consent solicitation statement dated as of April 3, 2023 (as supplemented or otherwise modified from time to time, the “Offering Memorandum”).

As of 5:00 p.m., New York City time, on April 14, 2023 (the “Early Exchange Time”), the Issuers received from Eligible Holders (as defined herein) valid and unrevoked tenders and related consents, as reported by Epiq Corporate Restructuring, LLC (the “Exchange Agent”), representing 85.7% of the aggregate principal amount of Old Notes outstanding, as follows: (i) $505.6 million with respect to the Old 7.875% Notes, representing 75.6% of the aggregate principal amount thereof outstanding, and (ii) $539.2 million with respect to the Old 5.00% Notes, representing 98.0% of the aggregate principal amount thereof outstanding, as further specified in the table below. The Early Exchange Consideration (as defined in the Offering Memorandum) with respect to the Old Notes tendered by the Early Exchange Time represents $703.7 million in aggregate principal amount of New Second Lien Notes (as defined in the Offering Memorandum), $23.2 million in aggregate principal amount of New Third Lien Notes (as defined in the Offering Memorandum) and 230.7 million shares of Class A Common Stock (as defined in the Offering Memorandum). In addition, approximately $399.6 million in aggregate principal amount of New First Lien Notes (as defined in the Offering Memorandum) were subscribed in the concurrent New First Lien Notes Issuance (as defined in the Offering Memorandum) by certain Eligible Holders.

Option Considerations	Title of Series of Old Notes	CUSIPs/ISINs	Aggregate Principal Amount Outstanding	Principal Amount Tendered by the Early Exchange Time	Early Exchange Consideration per $1,000 of Old Notes(1)(2)
First Option	7.875% Senior Notes due 2025	96208LAA9/ US96208LAA98 (Rule 144A) and U96217AA9 / USU96217AA99 (Regulation S)	$669.0 million	$455.8 million	(i) $750 in principal amount of New Second Lien Notes per $1,000 in principal amount of Old Notes tendered and (ii) 162 shares of Class A Common Stock per $1,000 in principal amount of Old Notes tendered (which represents shares of Class A Common Stock with a value equal to $150 per $1,000 in principal amount of Old Notes tendered calculated at the Common Equity VWAP (as defined herein)), subject to the concurrent purchase of the Eligible Holder’s applicable Pro Rata Portion of New First Lien Notes via cash payment by the tendering Eligible Holder (each as defined in the Offering Memorandum).
	5.00% Senior Notes due 2025, Series II	96209BAA0/ US96209BAA08 (Rule 144A) and U9621PAA9/ USU9621PAA94 (Regulation S)	$550.0 million	$482.5 million
Second Option	7.875% Senior Notes due 2025	96208LAA9/ US96208LAA98 (Rule 144A) and U96217AA9 / USU96217AA99 (Regulation S)	$669.0 million	$19.8 million	974 shares of Class A Common Stock per $1,000 in principal amount of Old Notes tendered (which represents shares of Class A Common Stock with a value equal to $900 per $1,000 in principal amount of Old Notes tendered calculated at the Common Equity VWAP), subject to the concurrent purchase of the Eligible Holder’s applicable Pro Rata Portion of New First Lien Notes via cash payment by the tendering Eligible Holder.
	5.00% Senior Notes due 2025, Series II	96209BAA0/ US96209BAA08 (Rule 144A) and U9621PAA9/ USU9621PAA94 (Regulation S)	$550.0 million	$16.1 million
Third Option	7.875% Senior Notes due 2025	96208LAA9/ US96208LAA98 (Rule 144A) and U96217AA9 / USU96217AA99 (Regulation S)	$669.0 million	$25.9 million	(i) $750 in principal amount of New Third Lien Notes per $1,000 principal amount of Old Notes tendered and (ii) 162 shares of Class A Common Stock per $1,000 in principal amount of Old Notes tendered (which represents shares of Class A Common Stock with a value equal to $150 per $1,000 in principal amount of Old Notes tendered calculated at the Common Equity VWAP).
	5.00% Senior Notes due 2025, Series II	96209BAA0/ US96209BAA08 (Rule 144A) and U9621PAA9/ USU9621PAA94 (Regulation S)	$550.0 million	$5.0 million
Fourth Option	7.875% Senior Notes due 2025	96208LAA9/ US96208LAA98 (Rule 144A) and U96217AA9 / USU96217AA99 (Regulation S)	$669.0 million	$4.1 million	974 shares of Class A Common Stock per $1,000 in principal amount of Old Notes tendered (which represents shares of Class A Common Stock with a value equal to $900 per $1,000 in principal amount of Old Notes tendered calculated at the Common Equity VWAP).
	5.00% Senior Notes due 2025, Series	96209BAA0/ US96209BAA08 (Rule 144A) and U9621PAA9/ USU9621PAA94 (Regulation S)	$550.0 million	$35.6 million

(1)

For each $1,000 principal amount of Old Notes validly tendered and not validly withdrawn (and accepted for exchange), the Issuers will pay accrued and unpaid interest in cash in addition to the Exchange Consideration (as defined in the Offering Memorandum), as applicable, to, but not including, the Settlement Date (as defined in the Offering Memorandum). No consideration will be paid for Consents in the Consent Solicitations (each as defined in the Offering Memorandum).

(2)

The number of shares of Class A Common Stock to be issued as part of the Exchange Consideration is calculated based on a price per share equal to the 20-day trading volume weighted average price of the shares of Class A Common Stock during the period starting 10 trading days prior to the announcement of the Transactions (as defined in the Offering Memorandum) on March 17, 2023 and ending 10 trading days after such announcement, which has been determined to be $0.9236 per share (the “Common Equity VWAP”). Shares of Class A Common Stock delivered as part of the Exchange Consideration will be rounded down to the nearest whole share. No cash payment will be received as a result of rounding down.

In addition, as of the Early Exchange Time, the Issuers received the requisite number of consents in the concurrent consent solicitations (the “Consent Solicitations”) from holders of Old 7.875% Notes and Old 5.00% Notes to adopt certain proposed amendments (the “Proposed Amendments”) to the Senior Notes Indenture, dated as of April 30, 2018, governing the Old 7.875% Notes (the “2018 Indenture”), and the Amended and Restated Senior Notes Indenture, dated as of December 16, 2021, governing the Old 5.00% Notes (the “2021 Indenture” and together with the 2018 Indenture, the “Old Notes Indentures”), to eliminate substantially all of the restrictive covenants contained in the Old Notes Indentures and the Old Notes, eliminate certain events of default, modify covenants regarding mergers and consolidations and modify or eliminate certain other provisions, including certain provisions relating to future guarantors and defeasance, in each case upon the terms and subject to the conditions set forth in the Offering Memorandum. The Issuers entered into supplemental indentures with the applicable trustees and the guarantors party thereto to reflect the Proposed Amendments, but the Proposed Amendments will become operative only upon the consummation of the Exchange Offers on the Settlement Date.

Further, the Issuers are changing the Late Exchange Consideration (as defined in the Offering Memorandum) available to Eligible Holders who validly tender (and do not validly withdraw) Old Notes after the Early Exchange Time and before the Expiration Time (as defined below). The Late Exchange Consideration will now be the same as the Early Exchange Consideration, such that Eligible Holders who validly tender their Old Notes after the Early Exchange Time and prior to the Expiration Time will receive the same consideration as Eligible Holders who validly tendered (and have not validly withdrawn) Old Notes prior to the Early Exchange Time, as further set forth in the Offering Memorandum.

As of 5:00 p.m., New York City time, on April 14, 2023, the right to withdraw tenders of Old Notes and related consents expired. Accordingly, Old Notes tendered for exchange may not be validly withdrawn and consents may no longer be revoked, unless required by applicable law, or the Issuers determine in the future in their sole discretion to permit withdrawal and revocation rights.

Each Exchange Offer and the related Consent Solicitation will expire at 5:00 p.m., New York City time, on May 1, 2023, unless extended or terminated earlier (such time and date with respect to the applicable Exchange Offer, as the same may be extended or terminated earlier, the “Expiration Time”). Subject to the tender acceptance procedures described in the Offering Memorandum, Eligible Holders who validly tender Old Notes after the Early Exchange Time and before the Expiration Time will receive the Late Exchange Consideration, which will be the same as the Early Exchange Consideration, as further described in the Offering Memorandum. No consideration will be paid for Consents in the Consent Solicitations. Each participating Eligible Holder must tender all of the Old Notes it holds. Partial tenders of Old Notes will not be accepted.

The consummation of each of the Exchange Offers, the Consent Solicitations and the New First Lien Notes Issuance is subject to, and conditioned upon the satisfaction or waiver by the Issuers of, the Minimum Participation Condition, the Stockholder Approval Condition, the Requisite Consents Condition and the General Conditions (each as defined in the Offering Memorandum). Subject to applicable law, the Issuers may amend, extend, terminate or withdraw one of the Exchange Offers and related Consent Solicitation without amending, extending, terminating or withdrawing the other, at any time and for any reason, including if any of the conditions set forth under “Conditions to the Exchange Offers and the Consent Solicitations” in the Offering Memorandum with respect to the applicable Exchange Offer is not satisfied as determined by the Issuers in their sole discretion.

The New First Lien Notes Issuance and each Exchange Offer are being made, and the Securities (as defined in the Offering Memorandum) are being offered and issued (i) with respect to the New Notes (as defined in the Offering Memorandum), (a) in the United States, to holders of Old Notes who are reasonably believed to be “qualified institutional buyers” (as defined in Rule 144A promulgated under the Securities Act of 1933, as amended (the “Securities Act”)) and (b) outside the United States, to holders of Old Notes who are persons other than U.S. persons in reliance upon Regulation S promulgated under the Securities Act and (ii) with respect to the shares of Class A Common Stock, to institutions that are “accredited investors” as defined in Rule 501(a)(1), (2), (3), (7) or (8) of Regulation D under the Securities Act. Holders of Old Notes who have certified to the Issuers that they are eligible to participate in the applicable Exchange Offer pursuant to subclauses (i)(a) or (i)(b) and (ii) of the foregoing conditions are referred to as “Eligible Holders.” Only Eligible Holders are authorized to receive or review the Offering Memorandum or to participate in the Exchange Offers. Copies of all the documents relating to the

Exchange Offers and Consent Solicitations may be obtained from the Exchange Agent, subject to confirmation of eligibility through the submission of an Eligibility Letter, available at https://dm.epiq11.com/wwexchange. Alternatively, you may request the Eligibility Letter via email to tabulation@epiqglobal.com (please reference “WeWork” in the subject line).

Eligible Holders of the Old Notes are urged to carefully read the entire Offering Memorandum, including the information presented under “Risk Factors,” and “Cautionary Note Regarding Forward-Looking Statements,” and the documents incorporated by reference into the Offering Memorandum, including the Company’s consolidated financial statements and the accompanying notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 as filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 29, 2023, before making any decision with respect to the New First Lien Notes Issuance, the Exchange Offers or the Consent Solicitations. None of the Issuers, their respective subsidiaries, the Exchange Agent, the Dealer Manager (as defined below), the applicable trustees and collateral agents under the indentures governing the Old Notes and the New Notes, or any of their respective affiliates, makes any recommendation as to whether Eligible Holders of Old Notes should participate in the New First Lien Notes Issuance, tender their Old Notes pursuant to the applicable Exchange Offer or deliver Consents pursuant to the related Consent Solicitation. Each Eligible Holder must make its own decision as to whether to participate in the New First Lien Notes Issuance and whether to tender its Old Notes and to deliver Consents and, if so, the principal amount of Old Notes as to which action is to be taken.

The Exchange Offers, the New First Lien Notes Issuance and the Securities have not been registered under the Securities Act or any other applicable securities laws and, unless so registered, the Securities may not be offered, sold, pledged or otherwise transferred within the United States or to, or for the account or benefit of, “U.S. persons” (as defined in Rule 902 under the Securities Act), except in transactions exempt from, or not subject to, the registration requirements of the Securities Act and any other applicable securities laws. ADDITIONALLY, THE ISSUANCE OF THE CLASS A COMMON STOCK AS PART OF THE EXCHANGE CONSIDERATION HAS NOT BEEN REGISTERED AND SUCH CLASS A COMMON STOCK CANNOT BE RESOLD IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, WHICH WILL CONSTITUTE A SIGNIFICANT ADDITIONAL RESTRICTION ON THE ABILITY TO RESELL SUCH CLASS A COMMON STOCK. As a result, the Class A Common Stock will be issued solely on the books of the Transfer Agent (as defined in the Offering Memorandum).

The Company will provide customary registration rights for the resale of Class A Common Stock issued as Exchange Consideration to all Eligible Holders who participate in the Exchange Offers and who provide certain required information.

The Company has engaged PJT Partners LP as the dealer manager (the “Dealer Manager”) for the Exchange Offers and Consent Solicitations. Epiq Corporate Restructuring, LLC has been appointed as the Exchange Agent. Questions concerning the Exchange Offers and the Consent Solicitations may be directed to the Dealer Manager or the Exchange Agent, in accordance with the contact details shown on the back cover of the Offering Memorandum.

About WeWork

WeWork (NYSE: WE) was founded in 2010 with the vision to create environments where people and companies come together and do their best work. Since then, we’ve become one of the leading global flexible space providers committed to delivering technology-driven turnkey solutions, flexible spaces, and community experiences.

No Offer or Solicitation

This press release is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote, consent or approval in any jurisdiction in connection with the New First Lien Notes Issuance, the Exchange Offers, the Consent Solicitations, the Transactions or the Stockholder Approvals (each as defined in the Offering Memorandum) or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this communication is not an offer of securities for sale into the United States. No offer of securities shall be made in the United States absent registration under the Securities Act or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

Cautionary Note Regarding Forward-Looking Statements

Certain statements made herein may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including any statements regarding the consummation of the Exchange Offers, Consent Solicitations and other related transactions. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “pipeline,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Although WeWork believes the expectations reflected in any forward-looking statement are based on reasonable assumptions, it can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors.

Such factors include, but are not limited to, WeWork’s ability to complete the Exchange Offers, Consent Solicitations and other related transactions on the terms contemplated or at all; WeWork’s ability to satisfy the required conditions for the consummation of the Exchange Offers, Consent Solicitations and other related transactions; WeWork’s ability to otherwise refinance, extend, restructure or repay outstanding debt; its outstanding indebtedness; its current and projected liquidity needs to operate its business and execute its strategy, and related use of cash; its ability to raise capital through equity issuances, asset sales or the incurrence of debt; WeWork’s expectations regarding its ability to continue as a going concern; retail and credit market conditions; higher cost of capital and borrowing costs; impairments; changes in general economic conditions, including as a result of the COVID-19 pandemic, the conflict in Ukraine and disruptions in the banking sector, and the impact of such conditions on WeWork and its customers; WeWork’s expectations regarding its exits of underperforming locations, including the timing of any such exits and ability to retain its members; delays in customers and prospective customers returning to the office and taking occupancy, or changes in the preferences of customers and prospective customers with respect to remote or hybrid working, as a result of the COVID-19 pandemic leading to a parallel delay, or potentially permanent change, in receiving the corresponding revenue; the impact of foreign exchange rates on WeWork’s financial performance; and WeWork’s inability to implement its business plan or meet or exceed its financial projections.

Forward-looking statements speak only as of the date they are made. WeWork discusses these and other risks and uncertainties in its annual and quarterly periodic reports and other documents filed with the SEC. WeWork undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by law.

Investor Relations:

Kevin Berry

investor@wework.com

Press:

Nicole Sizemore

press@wework.com

Source: WeWork

Category: Investor Relations